CODE OF ETHICS

BLUE CHIP INVESTOR FUNDS &

CHECK CAPITAL MANAGEMENT, INC.

I.  Statement of General Principles

This Code of Ethics has been adopted by Blue Chip Investor Funds (the "Trust") and Check Capital Management, Inc., the investment adviser (the "Adviser") to the Blue Chip Investor Fund, for the purpose of instructing all employees, officers, directors and trustees of the Trust and/or the Adviser in their ethical obligations and to provide rules for their personal securities transactions. All such employees, officers, directors and trustees owe a fiduciary duty to the Trust and its shareholders. Employees, officers, and directors of the adviser owe fiduciary duty to all clients of the Adviser, including the Trust and its shareholders. A fiduciary duty means a duty of loyalty, fairness and good faith, and the obligation to adhere not only to the specific provisions of this Code but to the general principles that guide the Code. These general principles are:

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The duty at all times to place your fiduciary obligations ahead of your own interests;

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The requirement that all personal securities transactions be conducted in a manner consistent with the Code of Ethics, and in such a manner as to  avoid any actual or potential conflict of interest or any abuse of any individual's position of trust and responsibility; and

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The fundamental standard that such employees, officers, directors and trustees should not take inappropriate advantage of their positions or of their relationship with the Trust, its shareholders, or the Adviser’s other clients.

It is imperative that the personal trading activities of the employees, officers, directors, and trustees of the Trust and the Adviser, respectively, be conducted with the highest regard for these general principles in order to avoid any possible conflict of interest, or activities that could lead to disciplinary action. This includes executing transactions through or for the benefit of a third party when the transaction is not in keeping with the general principles of this Code. All personal securities transactions must also comply with the Securities & Exchange Commission's Rule 17j-1. Under this rule, no Employee (as defined below) may:

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Employ any device, scheme or artifice to defraud the Trust or any of its shareholders;

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Make to the Trust or any of its shareholders any untrue statement of a material fact or omit to state to such client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

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Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or any of its shareholders; or

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Engage in any manipulative practice with respect to the Trust or any of its shareholders.

Employees shall comply at all times with all applicable federal securities laws.  Federal securities laws means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940 (the “Advisers Act”), Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities & Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted there under by the Securities & Exchange Commission or the Department of the Treasury.  Employees shall at all times maintain the confidentiality of client identities, security holdings, financial circumstances and other confidential information.  Employees shall report any violations of this Code of Ethics promptly to the President or the Compliance Officer.   A “Whistle Blower” is an employee who informs management of another employee’s activities that are not in line with our Code of Ethics. “Whistle Blowers” will not be reprimanded in any way.

II. Definitions

A.

Advisory Employees: any Employee who has access to nonpublic information about any client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Fund, or who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic, and any officer or director of the Adviser.  The Adviser’s Compliance Officer will maintain a current list of all Advisory Employees.

B.

Beneficial Interest: ownership or any benefits of ownership, including the opportunity to directly or indirectly profit or otherwise obtain financial benefits from any interest in a security.

C.

Compliance Officer:  Jock Meeks.

D.

Disinterested Trustees: trustees whose affiliation with the Trust is solely by reason of being a trustee of the Trust.

E.

Employee Account: each account in which an Employee or a member of his or her family has any direct or indirect Beneficial Interest or over which such person exercises control or influence, including, but not limited to, any joint account, partnership, corporation, trust or estate. An Employee's family members include the Employee's spouse, minor children, any person living in the home of the Employee, and any relative of the Employee (including in-laws) to whose support an Employee directly or indirectly contributes.

F.

Employees: the employees, officers, and trustees of the Trust; any supervised persons of the Adviser (as defined in the Advisers Act) who has access to nonpublic information about any client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Fund, or who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic; and the officers and directors of the Adviser, including Advisory Employees.

G.

Exempt Transactions: transactions which are 1) effected in an amount or in a manner over-which the Employee has no direct or indirect influence or control, 2) pursuant to a systematic dividend reinvestment plan, systematic cash purchase plan or systematic withdrawal plan (“Automatic Investment Plan”), 3) in connection with the exercise or sale of rights to purchase additional securities from an issuer and granted by such issuer pro-rata to all holders of a class of its securities, 4) in connection with the call by the issuer of a preferred stock or bond, 5) pursuant to the exercise by a second party of a put or call option, and 6) closing transactions no more than five business days prior to the expiration of a related put or call option.

A.

Funds: Blue Chip Investor Fund,  a series of the Trust; any other investment company for which the Adviser acts as adviser; and any other registered investment company whose adviser or underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser.

I.

Quality Growth Universe:  the monthly list of stocks that the Adviser is actively monitoring. The list includes stocks owned by clients of the Adviser as well as stocks being considered for purchase.

J.

Related Entity: a partnership or other entity 1) in which persons unaffiliated with the Adviser or any Employee (and not otherwise subject to this Code) participate and 2) to which the Adviser or an Employee acts as adviser, general partner or other fiduciary.

K.

Related Securities: securities issued by the same issuer or issuer under common control, or when either security gives the holder any contractual rights with respect to the other security, including options, warrants, or other convertible securities.

L.

Securities: any note, stock, treasury stock, bond, debenture, certificate of interest, or participation in any profit sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a "security," or any certificate or interest or participation in temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase (including options) any of the foregoing; except for the following: 1) securities issued by the government of the United States, 2) bankers' acceptances, 3) bank certificates of deposit, 4) commercial paper, 5) high quality debt instruments, including repurchase agreements, and 6) shares of unaffiliated registered open-end investment companies.

M.

Securities Transaction: the purchase or sale, or any action to accomplish the purchase or sale, of a Security for an Employee Account.

III. Personal Investment Guidelines

A.

Personal Accounts:

1.

The Personal Investment Guidelines in this Section A do not apply to Exempt Transactions.  Employees must remember that regardless of the transaction's status as exempt or not exempt, the Employee's fiduciary obligations remain unchanged.

2.

While trustees of the Trust are subject at all times to the fiduciary obligations described in this Code, the Personal Investment Guidelines and Compliance Procedures in Sections III and IV of this Code apply to Disinterested Trustees only if the trustee knew, or in the ordinary course of fulfilling the duties of that position, should have known, that during the fifteen days immediately preceding or after the date of the trustee's transaction that the same Security or a Related Security was or was to be purchased or sold for the Fund or that such purchase or sale for the Fund was being considered, in which case such Sections apply only to such transaction.

3.

A Securities Transaction effected on behalf of a Related Entity is subject to this Code because the Adviser or an Employee has an interest in the Related Entity. While the Adviser and each Employee is subject at all times to the fiduciary obligations described in this. Code, paragraph 4 of this Section III does not apply to a Securities Transaction effected on behalf of a Related Entity.

4.

Except as provided in paragraph 3 of this section, Employees must obtain approval, from either the President or the Compliance Officer, before buying or selling securities on companies in the Quality Growth Universe.  If Advisor, on the same day, trades the same stock for clients, and if client trades for that day are for more than 10,000 shares, then any employee transaction must be included as part of a block trade or the employee transaction must be placed after client transactions.

           5.      The “newsletter” account is an actual live account that is beneficially owned by Steven and Donna Check.  All trades for the newsletter account are announced on a weekend newsletter telephone hotline, and executed on Monday.  In the event that Check Capital Management clients also trade the same stock on Monday, it may result in an access person’s account being traded before a clients account and/or at a better price.  The Compliance Officer will periodically review this process.

B.

Other Restrictions:

1.

In connection with a private placement acquisition the Employee must pre-clear the acquisition with the Compliance Officer. The Compliance Officer will take into account, among other factors, whether the investment opportunity should be reserved for the Fund, and whether the opportunity is being offered to the Employee by virtue of the Employee's position with the Trust or the Adviser.  If authorized, the Compliance Officer shall retain a record of the authorization and the rationale supporting the authorization.  Employees who have been authorized to acquire securities in a private placement will, in connection therewith, be required to disclose that investment if and when the Employee takes part in any subsequent investment in the same issuer. In such circumstances, the determination to purchase Securities of that issuer on behalf of the Fund will be subject to an independent review by personnel of the Adviser with no personal interest in the issuer.

2.

Employees are prohibited from acquiring any Securities in an initial public offering without pre-clearance by the Compliance Officer.

3.

Employees are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization by the Compliance Officer. The consideration of prior authorization will be based upon a determination that the board service will be consistent with the interests of the Trust and the Funds' shareholders. In the event that board service is authorized, Employees serving as directors will be isolated from other Employees making investment decisions with respect to the securities of the company in question.

4.       No Employee may accept from a customer or vendor an amount in excess of $200 per year in the form of gifts or gratuities, or as compensation for services. If there is a question regarding receipt of a gift, gratuity or compensation, it is to be reviewed by the Compliance Officer.

IV. Compliance Procedures

A.

Employee Disclosure:

1.

All Employees will have access to a copy of this Code of Ethics and any amendments.

2.

Within ten (10) days of commencement of employment with the Trust or the Adviser, each Employee must certify that he or she has read and understands this Code and recognizes that he or she is subject to it, and must disclose the following information as of a date no more than 45 days prior to the date the person became an Employee: a) the title, type of security, CUSIP or ticker symbol, number of shares and principal amount of each Security in which the Employee has a Beneficial Interest when the person became an Employee, b) the name of any broker/dealer with whom the Employee maintained an account when the person became an Employee, and c) the date the report is submitted.

2.

Annually, each Employee must certify that he or she has read and understands this Code and any amendment, and recognizes that he or she is subject to it, that he or she has complied with the requirements of this Code, and has disclosed or reported all personal Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code.   In addition, each Employee shall annually provide the following information (as of a date no more than 45 days before the report is submitted): a) the title, type of security, CUSIP or ticker symbol, number of shares and principal amount of each Security in which the Employee had any Beneficial Interest, b) the name of any broker, dealer or bank with whom the Employee maintains an account in which any Securities are held for the direct or indirect benefit of the Employee, and 3) the date the report is submitted.

B.

Compliance:

1.      All Employees must provide copies of all brokerage account statements to the Compliance Officer.  Each Employee must report, no later than 30 days after the close of each calendar quarter, on the Securities Transaction Report form provided by the Trust or the Adviser, all transactions in which the Employee acquired any direct or indirect Beneficial Interest in a Security and certify that he or she has reported all transactions required to be disclosed pursuant to the Code.  The Securities Transaction Report shall also identify any securities trading account established by the Employee during the quarter with a broker, dealer, or bank.

2.

The Compliance Officer will, on a quarterly basis, check the Employee’s brokerage statements to verify that the Employee has not violated the Code.

3.

If an Employee violates this Code, the Compliance Officer will report the violation to management personnel of the Trust, and to the Adviser, for appropriate remedial action which, in addition to the actions specifically delineated in other sections of this Code, may include a reprimand of the Employee, or suspension or termination of the Employee's relationship with the Trust and or the Adviser.

4.

 For purposes of reviewing the Securities Transactions permitted by paragraph 3 of Section III, the Compliance Officer will, on a quarterly basis, provide the Disinterested Trustees with a report which discloses any violations of Securities Transactions.

5.

The management personnel of the Trust and the Adviser will prepare an annual report to the Trust's board of trustees that summarizes existing procedures and any changes in the procedures made during the past year. The report will identify any violations of this Code, any significant remedial action during the past year and any recommended procedural or substantive changes to this Code based on management's experience, under this Code, with evolving industry practices or legal developments.

Amended 02/20/08